Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

PLEASE SIGN, DATE AND RETURN

YOUR PROXY TODAY

Please detach at perforation before mailing.

PROXY
HIGH YIELD FUND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 14, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF JOHN HANCOCK FUNDS II

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Sarah M. Coutu, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Nicholas Kolokithas, Edward MacDonald, Mara S.C. Moldwin, Harsha Pulluru, Salvatore Schiavone, Betsy Anne Seel and Christopher Sechler, with full power of substitution in each, to vote all the shares of beneficial interest of High Yield Fund (the “Fund”), a series of John Hancock Funds II (“JHF II”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of JHF II (the “Meeting”) to be held at 200 Berkely Street, Boston, Massachusetts 02116 on January 14, 2025 at [2:00] p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [ ], 2024, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ∎

To approve an Agreement and Plan of Reorganization between the Fund and John Hancock High Yield Fund, a series of John Hancock Bond Trust (the “Acquiring Fund”). Under this agreement, the Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and other shareholders of the Fund. The Acquiring Fund would also assume substantially all of the Fund’s liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Authorized Signatures — This section must be completed for your vote to be counted.—

Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity in another representation capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on January 14, 2025

The Proxy Statement and Prospectus and Proxy Card for this meeting are available free of charge at: [https://www.jhinvestments.com/resources/

all-resources/other/john-hancock-high-yield-fund-proxy-statement]